EXHIBIT 10.18

FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT

FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT, dated as of October 8, 2013 (this “Amendment”), by and between NS INCOME DB LOAN, LLC, a Delaware limited liability company (“Master Seller”), and DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH, a branch of a foreign banking institution (“Buyer”), and acknowledged and agreed to by NS INCOME DB LOAN MEMBER, LLC, a Delaware limited liability company (“Member”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as hereinafter defined).

RECITALS

WHEREAS, Master Seller and Buyer are parties to that certain Master Repurchase Agreement, dated as of March 11, 2013 (as amended, modified and/or restated, the “Repurchase Agreement”), between Master Seller and Buyer;

WHEREAS, NorthStar Real Estate Income Trust, Inc., a Maryland corporation, and NorthStar Real Estate Income Trust Operating Partnership, LP, a Delaware limited partnership (collectively, “Sponsor”), guaranteed the obligations of Seller under the Repurchase Agreement and the other Transaction Documents pursuant to that certain Limited Guaranty, dated as of March 11, 2013 (as amended, modified and/or restated, the “Guaranty”), from Sponsor to Buyer;

WHEREAS, Member guaranteed the obligations of Seller under the Repurchase Agreement and the other Transaction Documents pursuant to that certain Member Guaranty, dated as of March 11, 2013 (as amended, modified and/or restated, the “Member Guaranty”), from Member to Buyer; and

WHEREAS, Master Seller, on behalf of itself and each Series Seller that is a party to a Transaction under the Repurchase Agreement as of the date hereof, and Buyer wish to amend and modify the Repurchase Agreement upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Master Seller, on behalf of itself and each Series Seller that is a party to a Transaction under the Repurchase Agreement as of the date hereof, and Buyer hereby agree that the Repurchase Agreement shall be amended and modified as follows:

1. Mandatory Amortization. Section 4(a) of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Upon the occurrence and during the continuance of a Credit Event with respect to any Purchased Loan, Buyer shall determine the Maximum Repurchase Price of such Purchased Loan on each Business Day during the existence of a Credit Event, and shall determine the amount, if any, by which (i) the Repurchase Price (excluding Price Differential) exceeds (ii) such Maximum Repurchase Price for such Purchased Loan (a “Mandatory Amortization Amount”).”

2. Amendment of Transaction Documents. From and after the date hereof, all references in the Repurchase Agreement to “this Agreement” and all references in the other Transaction Documents to “the Repurchase Agreement” shall be deemed to refer to the Repurchase Agreement as amended and modified by this Amendment and as same may be further amended, modified and/or restated.

3. Due Authority. Each of Master Seller, on behalf of itself and each Series Seller that is a party to a Transaction under the Repurchase Agreement as of the date hereof, Sponsor and Member hereby represents and warrants to Buyer that, as of the date hereof, (i) it has the power to execute, deliver and perform its respective obligations under this Amendment, (ii) this Amendment has been duly executed and delivered by it for good and valuable consideration, and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles, and (iii) neither the execution and delivery of this Amendment, nor the consummation by it of the transactions contemplated by this Amendment, nor compliance by it with the terms, conditions and provisions of this Amendment will conflict with or result in a breach of any of the terms, conditions or provisions of (A) its organizational documents, (B) any contractual obligation to which it is now a party or the rights under which have been assigned to it or the obligations under which have been assumed by it or to which its assets are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of its assets, other than pursuant to this Amendment, (C) any judgment or order, writ, injunction, decree or demand of any court applicable to it, or (D) any applicable Requirement of Law, in the case of clauses (A)-(C) above, to the extent that such conflict or breach is reasonably likely to result in a Material Adverse Effect.

4. Counterparts. This Amendment may be executed by each of the parties hereto in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

6. Reaffirmation of Guaranty and Member Guaranty. Sponsor acknowledges the amendments and modifications of the Repurchase Agreement pursuant to this Amendment and hereby ratifies and reaffirms all of the terms, covenants and conditions of the Guaranty and agrees that the Guaranty remains unmodified and in full force and effect and enforceable in accordance with its terms. Member acknowledges the amendments and modifications of the Repurchase Agreement pursuant to this Amendment and hereby ratifies and reaffirms all of the terms, covenants and conditions of the Member Guaranty and agrees that the Member Guaranty remains unmodified and in full force and effect and enforceable in accordance with its terms.

7. Repurchase Agreement and Transaction Documents in Full Force and Effect. Except as expressly amended hereby, Master Seller, on behalf of itself and each Series Seller that is a party to a Transaction under the Repurchase Agreement as of the date hereof, Sponsor and

Member acknowledge and agree that all of the terms, covenants and conditions of the Repurchase Agreement and the other Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed in all respects.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

DEUTSCHE ANK AG, CAYMAN ISLANDS BRANCH

By:	/s/ Dean Aotani
Name: Dean Aotani
Title: Managing Director

By:	/s/ Christine Belbusti
Name: Christine Belbusti
Title: Director

MASTER SELLER:

NS INCOME DB LOAN, LLC, a Delaware limited liability company

By:	NS Income DB Loan Member, LLC, a Delaware
limited liability company, its sole member

	By:	NorthStar Real Estate Income Trust
Operating Partnership, LP, a Delaware
limited partnership, its sole member

		By:	NorthStar Real Estate Income
Trust, Inc., a Maryland
corporation, its general partner

			By:	/s/ Daniel R. Gilbert
Name: Daniel R. Gilbert
Title: Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

ACKNOWLEDGED AND AGREED TO
AS OF OCTOBER 8, 2013:

SPONSOR:

NORTHSTAR REAL ESTATE INCOME
TRUST, INC., a Maryland corporation

By:		/s/ Daniel R. Gilbert
Name: Daniel R. Gilbert
Title: Chief Executive Officer

NORTHSTAR REAL ESTATE INCOME
TRUST OPERATING PARTNERSHIP, LP, a
Delaware limited partnership

By:		NorthStar Real Estate Income Trust, Inc., a
Maryland corporation, its general partner

	By:	/s/ Daniel R. Gilbert
Name: Daniel R. Gilbert
Title: Chief Executive Officer

MEMBER:

NRFC DB LOAN MEMBER, LLC,
a Delaware limited liability company

By:		NRFC Sub-REIT Corp., a
Maryland corporation, its sole member

By:		/s/ Daniel R. Gilbert
Name: Daniel R. Gilbert
Title: Chief Investment & Operating Officer